SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

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☐	Definitive Proxy Statement

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☐	Soliciting Material Pursuant to §240.14a-12

GIGOPTIX, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Notice of Annual Meeting of Stockholders

To be held on November 13, 2014

To the Stockholders of GigOptix, Inc.:

I am pleased to invite you to the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) of GigOptix, Inc. (the “Company”), which will be held at 8:00 a.m., local time, on November 13, 2014 at our principal executive offices, located at 130 Baytech Drive, San Jose, California 95134, for the following purposes:

1.	To elect two Class III directors to our Board of Directors to serve a three-year term expiring on the date on which our annual meeting of stockholders is held in 2017 or until their successor is duly elected and qualified;

2.	To approve, on an advisory basis, the 2013 compensation of the Company’s named executive officers;

3.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of the Company’s common stock from 50,000,000 authorized shares of common stock to 100,000,000 shares;

4.	To ratify the appointment of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

5.	To transact any other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The foregoing items of business are more fully explained in the Proxy Statement accompanying this Notice.

The Board of Directors has fixed the close of business on October 1, 2014 as the record date for the purposes of determining the stockholders entitled to notice of, and to vote at, the Annual Meeting.

                    , 2014

By Order of the Board of Directors,

Dr. Avi Katz

President and Chief Executive Officer

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders: this proxy statement, the proxy card and the Annual Report on Form 10-K for the fiscal year ended December 31, 2013, as filed with the Securities and Exchange Commission on March 18, 2014 (the “Annual Report on Form 10-K”) are available at: www.proxyvote.com.

You are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible in order to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for your convenience. Even if you have voted by proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

Introduction	1
Questions and Answers	1
Security Ownership of Certain Beneficial Owners and Management	7
Corporate Governance	9
Members of the Board of Directors	9
Director Independence	11
Meetings of the Board of Directors	11
Board Leadership Structure	11
Board Committees	12
Candidates for the Board of Directors	13
Board’s Role in Risk Oversight	14
Communications with the Board of Directors	14
Information regarding our Executive Officers	15
Executive Officer and Director Compensation	16
Summary Compensation Table	18
Outstanding Equity Awards at Fiscal Year-End Table	19
Director Compensation Table	23
Report of the Audit Committee	24
Other Matters	26
Section 16(a) Beneficial Ownership Reporting Compliance	26
Code of Ethics	26
Equity Compensation Plan Information	26
Principal Accountant Fees and Services	27
Stockholder Proposals	27
Annual Report on Form 10-K	28
Proposals at the Annual Meeting	29
Proposal 1—Election of Directors	29
Proposal 2—Approval, on an advisory basis, of the compensation of the Company’s named executive officers	29
Proposal 3—Approval of the Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock from 50,000,000 to 100,000,000	30
Proposal 4—Ratification of Independent Registered Public Accounting Firm	32
Appendix A—GigOptix, Inc. Certificate of Amendment to Amended and Restated Certificate of Incorporation	A-1

GIGOPTIX, INC.

130 Baytech Drive

San Jose, CA 95134

PROXY STATEMENT

INTRODUCTION

This Proxy Statement contains important information regarding our 2014 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at 8:00 a.m., local time, on Thursday, November 13, 2014 at our principal executive offices located at 130 Baytech Drive, San Jose, California 95134. Your proxy is being solicited by our Board of Directors.

QUESTIONS AND ANSWERS

What is the purpose of the Annual Meeting?

The purpose of the Annual Meeting is to consider and vote on the following proposals:

1.	The election of two Class III directors to our Board of Directors to serve a three-year term expiring on the date on which our annual meeting of stockholders is held in 2017 or until their successor is duly elected and qualified;

2.	To approve, on an advisory basis, the 2013 compensation of the Company’s named executive officers;

3.	To consider and vote to approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 100,000,000;

4.	The ratification of the appointment of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2014; and

5.	The transaction of any other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

How does the Board of Directors recommend that I vote?

The Board of Directors recommends that you vote:

1.	FOR the election of Dr. Avi Katz and Frank Schneider as Class III directors (Proposal 1);

2.	FOR, on an advisory basis, the 2013 compensation of the Company’s named executive officers (Proposal 2);

3.	FOR approving the certificate of amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 100,000,000 (Proposal 3);

4.	FOR the ratification of the selection of Burr Pilger Mayer, Inc. as our independent registered accounting firm for the fiscal year ending December 31, 2014 (Proposal 4); and

5.	FOR or AGAINST other matters that come before the Annual Meeting as the proxy holders deem advisable.

Who is entitled to vote on the proposals considered at the Annual Meeting?

The record date for the Annual Meeting is October 1, 2014. All holders of our common stock at the close of business on that date are entitled to attend and vote at the Annual Meeting. Each outstanding share of common stock is entitled to one vote on each matter that comes before the Annual Meeting. At the close of business on October 1, 2014 there were [            ] shares of common stock outstanding.

What is a quorum, and how is it determined?

A quorum is the minimum number of shares that must be present at the Annual Meeting to conduct business. The presence in person or by proxy of a majority of the shares of common stock issued and outstanding and entitled to vote as of the record date shall constitute a quorum. At least [            ] shares of common stock must be present in person or by proxy at the Annual Meeting to constitute a quorum.

How do I vote?

Your vote is very important, and the procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote in person at the Annual Meeting, vote by proxy over the telephone, vote by proxy through the internet or vote by proxy using the enclosed proxy card. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting and vote in person even if you have already voted by proxy.

•	To vote in person, come to the Annual Meeting, and we will give you a ballot when you arrive.

•

To vote using the proxy card, simply complete, sign and date the enclosed proxy card and return it promptly in the pre-paid envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

•

To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. Your vote must be received by 11:59 p.m., Eastern Time on November 12, 2014 to be counted.

•	To vote through the internet, go to http://www.proxyvote.com/ to complete an electronic proxy card. Your vote must be received by 11:59 p.m., Eastern Time on November 12, 2014 to be counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a Notice containing voting instructions from that organization rather than from GigOptix. Simply follow the voting instructions in the Notice to ensure that your vote is counted. To vote in person at the Annual Meeting, you must obtain a valid proxy from your broker, bank, or other agent. Follow the instructions from your broker or bank included with these proxy materials, or contact your broker or bank to request a proxy form.

We provide internet proxy voting to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

On or about October 8, 2014, we expect to mail to our stockholders the proxy statement, proxy card and Annual Report on Form 10-K. The proxy card also will instruct you on how to access and submit your proxy by mail, through the internet or by telephone.

What is the difference between holding shares as a stockholder of record and beneficial owner?

Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record. If your shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company LLC, you are considered, with respect to those shares, the “stockholder of record.” As the stockholder of record, you have the right to grant your voting proxy directly to us or to vote in person at the Annual Meeting.

Beneficial Owner. If your shares are held in a brokerage account or by a bank or other holder of record, you are considered with respect to those shares to be the “beneficial holder” or “beneficial owner,” and those shares are considered to be held in “street name.” In that case, the broker, bank, or other holder is considered the “stockholder of record.”

How can I vote at the meeting if I am a beneficial owner?

As the beneficial owner, you have the right to direct the broker, bank, or other holder of record with respect to voting your shares and may do so by:

(i)	completing the voting instruction card provided to you by your broker, bank or other holder of record; or

(ii) you may attend the Annual Meeting and cast your vote. However, since you are not the stockholder of record, you may not vote these shares in person at the Annual Meeting, unless you request, complete and deliver a proxy from your broker, bank or nominee. You will not be able to vote your shares at the meeting without a legal proxy.

Please note that under the New York Stock Exchange (the “NYSE”) rules, the election of directors (Proposal 1), and the approval, on an advisory basis, of the compensation of the Company’s named executive officers (Proposal 2) are both “non-discretionary” items. The approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 100,000,000 (Proposal 3) is a “discretionary” item. If you do not instruct your broker how to vote with respect to the non-discretionary items, your broker may not vote with respect to this proposal and those votes will be counted as “broker non-votes.” See “What are broker non-votes?” and “What if I don’t vote for all of the items listed on my proxy card (or what happens if I abstain or my broker does not vote)?” for more information regarding broker non-votes.

What do I need to attend the Annual Meeting?

All stockholders attending the Annual Meeting must present valid government-issued photo identification at the door to be admitted. If you are not the holder of record of your shares (e.g., you hold shares through a brokerage account), you must also present a copy of an account statement reflecting your ownership of the shares as of the close of business on the record date, October 1, 2014. No cameras, recording equipment or other electronic devices will be permitted at the Annual Meeting.

How will my shares be voted if I don’t provide specific instructions?

Your shares will be voted in accordance with the instructions that you indicate on your proxy card. If you execute your proxy card but do not provide instructions, your shares will be counted “FOR” the election of Dr. Avi Katz and Frank Schneider as Class III directors as the election of directors, “FOR”, on an advisory basis, the compensation of the Company’s named executive officers, “FOR” an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from

50,000,000 to 100,000,000, and “FOR” the ratification of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2014. For any other matters that come before the Annual Meeting, your shares will be voted at the discretion of the proxies, Dr. Avi Katz and Curt P. Sacks.

Can I change my vote after I have submitted a proxy?

Yes. If you are a stockholder of record, you may revoke a previously submitted proxy at any time before it is voted at the Annual Meeting. In order to revoke a proxy, you must do one of the following prior to the taking of the vote at the Annual Meeting:

•	Provide written notice of revocation to Corporate Secretary, c/o GigOptix, Inc., 130 Baytech Drive, San Jose, CA 95134;

•	Deliver a valid proxy bearing a later date or submit a new later dated proxy; or

•	Attend the Annual Meeting and vote in person and request that your proxy be revoked (attendance at the meeting will not by itself revoke a previously granted proxy).

However, please note that if you are a beneficial owner of shares held in street name, you may revoke your proxy by timely submitting new voting instructions to your broker, bank or other nominee or by obtaining a legal proxy from the broker, trustee or other nominee that holds your shares giving you the right to vote the shares, or by attending the Annual Meeting and voting in person.

All shares that have been properly voted by proxy without timely revocation will be voted at the Annual Meeting.

What are broker non-votes?

Broker non-votes are shares held in street name by a broker that the broker has no discretionary authority to vote. Brokers do not have authority to vote on matters considered to be non-routine unless they have received instructions from the beneficial owners of the shares. Broker non-votes are counted for the purpose of establishing a quorum but are not considered to be entitled to vote.

What is the effect if I don’t cast my vote?

Stockholders of record—If you are a stockholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting.

Beneficial owners—If you hold your shares in street name, it is critical that you cast your vote if you want it to count in the election of directors (Proposal 1), or in the approval, on an advisory basis, of the compensation of the Company’s named executive officers (Proposal 2). In the past, if you held your shares in street name and you did not indicate how you wanted your shares voted in certain non-discretionary proposals, your bank or broker was allowed to vote those shares on your behalf as they felt appropriate. Changes in the relevant regulations were made to take away the ability of your bank or broker to vote your uninstructed shares for non-discretionary proposals. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote in the election of directors, or in the approval, on an advisory basis, of the compensation of the Company’s named executive officers, no votes will be cast on your behalf.

Your bank or broker will, however, continue to have discretion to vote any uninstructed shares in the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 100,000,000 (Proposal 3) or on the ratification of the appointment of our independent registered public accounting firm (Proposal 4).

What if I don’t vote for all of the items listed on my proxy card (or what happens if I abstain or my broker does not vote)?

If your proxy indicates an abstention from voting on all matters, the shares represented will be counted as present for the purpose of determining a quorum, but they will not be voted on any matter at the Annual Meeting. Because directors are elected based on a plurality vote, if you abstain from voting on the proposal to re-elect the directors (Proposal 1), your abstention will have no effect on the outcome of the vote with respect to this proposal. If you abstain from voting on the advisory vote for executive compensation (Proposal 2) it will have no effect on the outcome of the vote with respect to the proposal as abstentions and broker non-votes will not be counted as votes cast. If you abstain from voting on an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 100,000,000 (Proposal 3), your abstention will have the same effect on the outcome of the vote with respect to this proposal as a vote against the proposal, as the approval requires a majority of the issued and outstanding shares of common stock of the Company. Similarly, if you abstain from voting on the proposal to ratify the appointment of Burr Pilger Mayer, Inc. as our independent registered public accounting firm (Proposal 4), your abstention will have the same effect as a vote against the proposal.

Under the rules that govern brokers who have record ownership of shares that are held in “street name” for their clients, who are the beneficial owners of the shares, brokers have discretion to vote these shares on routine matters but not on non-routine matters. Thus, if you do not otherwise instruct your broker, the broker may vote your shares “for” routine matters but expressly indicate that the broker is NOT voting on non-routine matters. A “broker non-vote” occurs when a broker expressly indicates on a proxy that it is not voting on a matter, whether routine or non-routine. Broker non-votes are counted for the purpose of determining the presence or absence of a quorum but are not counted for determining the number of votes cast for or against a proposal.

If you are a beneficial owner and your broker holds your shares in its name, the broker is permitted to vote your shares in the approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 100,000,000 (Proposal 3) or on the approval of Burr Pilger Mayer, Inc. as our independent registered public accounting firm even if the broker does not receive voting instructions from you. However, because of NYSE rules, your broker does not have discretionary authority to vote on the re-election of directors, or the approval, on an advisory basis, of the compensation of the Company’s named executive officers, so it is very important that you instruct your broker how to vote on the proposals.

How many votes are required to approve the proposals?

Proposal 1—Election of Directors. Directors are elected by a plurality of votes present in person or represented by proxy and entitled to vote. If a quorum is present, the nominees receiving the highest number of votes will be elected to the Board of Directors. You may vote either “for” or “withhold” your vote for the director nominee. A properly executed proxy marked “withhold” with respect to the election of the directors will not be voted with respect to the director nominee and will not affect the outcome of the election, although it will be counted for purposes of determining whether there is a quorum.

Proposal 2 — To approve, on an advisory basis, of the compensation of the Company’s named executive officers. If a quorum is present, the Proposal will be approved if a majority of the votes cast for the Proposal exceed the votes cast against it.

Proposal 3 —To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 100,000,000. The Proposal will be approved only if a majority of the issued and outstanding shares of the common stock of the Company cast votes for the Proposal.

Proposal 4 — Ratification of our Independent Registered Public Accounting Firm. For the ratification of the appointment of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2014, the affirmative vote of a majority of the shares present, represented and entitled to vote on the item will be required for approval. You may vote “for,” “against,” or “abstain” from voting on this proposal. If you abstain from voting on this matter, your shares will be counted as present and entitled to vote on the matter for purposes of establishing a quorum, and the abstention will have the same effect as a vote against this proposal.

Who pays the cost of proxy solicitation?

We will bear the costs of the solicitation of proxies, including the costs of preparing, filing and mailing the proxy materials. The Company has engaged Okapi Partners LLC (“Okapi”) to assist with the solicitation of proxies and expects to pay a maximum of $10,000 to Okapi for these services, plus expenses. The solicitation will be made by mail, internet, and/or telephone. We will also reimburse brokerage firms for expenses and fees related to the forwarding of these proxy materials to beneficial owners of our common stock. Our directors and executive officers may conduct further solicitations personally, but they will not receive additional compensation for such service.

What is householding?

Householding is a procedure approved by the SEC that provides for the delivery of only one copy of our proxy materials to stockholders residing at the same address, unless the stockholders have notified us of their desire to receive multiple copies. This procedure is known as “householding” and is intended to reduce our printing costs and postage fees.

Stockholders who participate in householding will continue to receive separate proxy cards.

We will promptly deliver, upon request, a separate copy of the proxy statement to any stockholder residing at an address at which only one copy was mailed. Requests should be addressed to Investor Relations at our principal executive offices. If you are eligible for householding, but you and other stockholders of record currently receive multiple copies of these proxy materials, or if you hold stock in more than one account, and in either case you wish to receive only a single copy of each of these documents for your household, please contact Broadridge Householding Department at 51 Mercedes Way, Edgewood, NY 11717 or by telephone at (800) 542-1061.

If you are a beneficial stockholder and own your shares through a bank or broker, please contact your bank or broker to request additional copies.

How can I nominate director candidates?

Please refer to the section captioned “Candidates for the Board of Directors” on page 13 of this Proxy Statement.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our common stock as of September 2, 2014 by:

•	each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

•	each of our named executive officers and directors; and

•	all of our current executive officers and current directors, as a group.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission. Applicable percentages are based on 32,857,374 shares of our common stock outstanding as of September 2, 2014, adjusted as required by such rules. As provided by such rules, shares of our common stock issuable pursuant to options to purchase, restricted stock units, or other rights to acquire shares of common stock that are exercisable or vest within 60 days of September 2, 2014 are deemed to be both beneficially owned by the person holding such options and outstanding for the purpose of computing ownership of such person, but are not treated as outstanding for the purpose of computing the ownership of any other person. Except as indicated by footnote, to our knowledge, the persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. The information contained in the following table is not necessarily indicative of beneficial ownership for any other purpose and the inclusion of any shares in the table does not constitute an admission of beneficial ownership of those shares.

	Beneficial Ownership of Our Common Stock as of September 2, 2014 Common Stock (1)
	Shares	Percent of Class
5% Stockholders
Diker Management LLC (2)	2,366,622	7.2%
Penn Capital Management Co Inc (3)	1,752,384	5.3%
Name Executive Officers and Directors
Dr. Avi Katz (4) (5)	3,083,288	8.6%
Andrea Betti-Berutto (4)	1,070,933	3.2%
Curt Sacks (4)	527,725	1.6%
Raluca Dinu (4)	385,271	1.2%
Neil J. Miotto (4)	307,217	*
Frank Schneider (4) (6)	237,581	*
Kimberly D.C. Trapp (4)	230,048	*
John J. Mikulsky (4)	211,965	*
Joseph J. Lazzara (4) (7)	132,003	*
All current directors and executive officers 9 persons	6,186,031	16.2%

*	Represents less than 1% of our outstanding common stock.
(1)	Unless otherwise indicated, each person’s address is c/o GigOptix, Inc., 130 Baytech Drive, San Jose, California 95134.
(2)

The information as to Diker Management LLC is derived from a Form 13F filed with the SEC on August 14, 2014. Mark N. Diker is the founder of Diker Management LLC. Investment decisions made on behalf of Diker Management LLC are made primarily by its founder. The principal business address is 730 5th Ave, 15th floor, New York, NY 10019.

(3)

The information as to Penn Capital Management Co Inc. is derived from a Form 13F filed with the SEC on August 12, 2014. Richard Hocker is the founder, Chief Investment Officer and Chief Executive Officer of

Penn Capital Management Co Inc. Investment decisions made on behalf of Penn Capital Management Co Inc. are made primarily by its founder. The principal business address is 3 Crescent Dr., Suite 400, Philadelphia, PA 19112.
(4)	Includes restricted stock units vesting within 60 days of September 2, 2014 and options to purchase shares of common stock exercisable within 60 days of September 2, 2014 as follows: 2,814,955 for Dr. Katz; 1,021,531 for Mr. Betti-Berutto; 426,336 for Mr. Sacks; 348,522 for Ms. Dinu; 210,849 for Mr. Miotto; 163,933 for Mr. Schneider; 183,987 for Ms. Trapp; 61,299 for Mr. Mikulsky; and 61,299 for Mr. Lazzara.
(5)	Dr. Katz exceeded 5% beneficial ownership of our common stock on August 18, 2011, as initially reported in his Schedule 13D filed on August 19, 2011, as most recently amended in his Schedule 13D/A Amendment No. 6 filed on January 7, 2014.
(6)	Includes 12,542 shares held in the Schneider Family Trust.
(7)	Includes 15,743 shares held in the Joseph and Nancy Lazzara Family Trust.

CORPORATE GOVERNANCE

Members of the Board of Directors

The table below sets forth information regarding the members of our Board of Directors as of September 2, 2014. Our certificate of incorporation divides the Board of Directors into three classes with overlapping three year terms. Our Board of Directors currently consists of six members. One class is elected each year at the annual meeting of stockholders, and the classes are to be as nearly equal in number as possible. The term of each class of directors expires as follows: Class I at the 2015 Annual Meeting, Class II at the 2016 annual meeting of stockholders, and Class III at the 2014 annual meeting of stockholders. Each director shall hold office until his or her successor is duly qualified.

Name	Age	Position	Class	Director Since
Dr. Avi Katz	56	Chairman of the Board, Chief Executive Officer and President	III	2008
Joseph J. Lazzara	63	Director	I	2011
John J. Mikulsky	69	Director	II	2011
Neil J. Miotto	68	Director	II	2008
Frank W. Schneider	72	Director	III	2010
Kimberly D.C. Trapp	55	Director	I	2008

Class I Directors—continuing directors with a term expiring at the 2015 annual meeting of stockholders.

Joseph J. Lazzara has served on our board of directors since June 2011. He had previously served as a director of Endwave Corporation since February 2004. From September 2006 to March 2008, Mr. Lazzara served as the Vice Chairman and a director of Omron Scientific Technologies, Inc., a manufacturer of factory automation sensors and machine safeguarding products. Until the acquisition by Omron Corporation in September, 2006, Mr. Lazzara served as President and Chief Executive Officer of Scientific Technologies, Inc. (NASDAQ:STIZ) between 1993 and 2006, as the President between 1989 and 1993, and as the Treasurer and a director of Scientific Technologies between 1984 and 2006. Mr. Lazzara also served as a Vice President of Scientific Technologies between September 1984 and June 1989. From 2006, Mr. Lazzara also served as the Vice Chairman and Director of Automation Products Group, Inc., a privately held manufacturer of automation sensors. He also served as Treasurer and a director of Scientific Technologies’ parent company, Scientific Technology Incorporated, from 1981 to 2006. Prior to 1981, Mr. Lazzara was employed by Hewlett-Packard Company, a global technology solutions provider, in Process and Engineering Management. Mr. Lazzara received a B.S. in engineering from Purdue University and an M.B.A. from Santa Clara University. We believe that Mr. Lazzara’s extensive business expertise, both as the Chief Executive Officer and Board Member of a publicly traded company as well as his technical background qualify him to serve on our board of directors.

Kimberly D.C. Trapp has served on our board of directors since December 2008. She previously served as a director of Lumera Corporation Inc. from October 2006 and a director of GigOptix LLC from October 2007 until the merger of the two companies in December 2008. From 2003 to 2010, she was the Industry Liaison Officer for the Center of Optical Technologies at Lehigh University, which advances the research and application of optical and electro-optic technologies. Under her leadership, the Center added more than 45 industry liaison members and joint partners, and obtained more than $95 million in federal, state, and private funding. Prior to joining Lehigh University, Ms. Trapp spent 23 years in the telecom industry in management positions of increasing breadth and depth in device research for Bell Laboratories, in technology & product development for AT&T Microelectronics, and in marketing & business development for Lucent Technologies Inc.. She finished her career in industry as Director of Marketing and Business Operations for the Agere Systems Inc. Optoelectronics Business Unit. Ms. Trapp received her B.S. degree in chemistry from Purdue University, her M.S. degree in inorganic chemistry from Fairleigh Dickinson University, and completed a corporate sponsored MBA program. From her industry and academic experience of more than 30 years, Ms. Trapp brings a tremendous amount of technical and marketing expertise, especially in the area of optical and electro-optic technologies, that we believe makes her uniquely qualified to sit on our board of directors.

Class II Directors — continuing directors with a term expiring at the 2016 annual meeting of stockholders.

John J. Mikulsky has served on our board of directors since June 2011. He had previously served as Endwave Corporation’s President and Chief Executive Officer since December 1, 2009. From August 2005 until November 2009, Mr. Mikulsky served as Endwave Corporation’s Chief Operating Officer and Executive Vice President. From May 2001 until August 2005, Mr. Mikulsky served as Endwave Corporation’s Chief Marketing Officer and Executive Vice President, Marketing and Business Development. From May 1996 until April 2001, Mr. Mikulsky served as Endwave Corporation’s Vice President of Product Development. From 1993 until 1996, Mr. Mikulsky worked as a Technology Manager for Balazs Analytical Laboratory, a provider of analytical services to the semiconductor and disk drive industries. Prior to 1993, Mr. Mikulsky worked at Raychem Corporation, most recently as a Division Manager for its Electronic Systems Division. Mr. Mikulsky holds a B.S. in electrical engineering from Marquette University, an M.S. in electrical engineering from Stanford University and an S.M. in management from the Sloan School at the Massachusetts Institute of Technology. We believe Mr. Mikulsky’s extensive industry knowledge and experience, including his years of experience at Endwave Corporation in both technical and leadership roles, qualify him to serve on our board of directors.

Neil J. Miotto has served on our Board of Directors since December 2008. He is a retired assurance partner of KPMG LLP, where he was a partner for twenty-seven years until his retirement in September 2006. While at KPMG, Mr. Miotto also served as an SEC reviewing partner. He is a member of American Institute of Certified Public Accountants. He holds a Bachelor of Business Administration degree from Baruch College, of The City University of New York. Mr. Miotto is a member of the Board of Directors of Micrel Inc. Mr. Miotto brings extensive financial risk assessment and financial reporting experience to our Board of Directors. We believe that Mr. Miotto’s extensive experience with public companies and financial accounting matters makes him well qualified to be on our Board of Directors.

Class III Directors—up for election at this Annual Meeting for a term expiring at the 2017 annual meeting of stockholders.

Dr. Avi Katz served as Chief Executive Officer, President, and Chairman of the Board of Directors of GigOptix LLC and GigOptix Inc. since he co-founded the companies in July 2007. Dr. Katz also served as a board member, Chief Executive Officer and President of iTerra Communications LLC, the predecessor to GigOptix LLC, from April 2007 until October 2007. Dr. Katz also serves as the Chairman of the board of directors of BrPhotonics Produtos Optoelectronicos LTDA, GigOptix-Helix AG, GigOptix Israel Ltd., Lumera Inc. and Endwave Corporation. From 2005 to 2007, he was the Managing Partner and Chairman of APU-Global, a technology consulting company, which he founded in 2005. Dr. Katz was the Chief Executive Officer, President and a board member of Intransa, Inc., from 2003 to 2005, and was the Chief Executive Officer, President and a board member of Equator Technologies, Inc., from 2000 to 2003. He holds numerous U.S. and international patents, has published about 300 technical papers and is the editor of a number of technical books. Dr. Katz received his Ph.D. in materials engineering and a B.S. in engineering from Technion-IIT, Israel, and is a graduate of the Israeli Naval Academy. As our co-founder, and the Chairman of the Board of Directors and CEO since the inception, Dr. Katz has the benefit of understanding our complete history. This background, together with his extensive executive experience and exceptional technical skills, make Dr. Katz uniquely qualified to serve on our Board of Directors.

Frank W. Schneider joined our Board of Directors in June 2010. From October 2003 to January 2006, Mr. Schneider served as President and Chief Executive Officer of ION Systems, Inc., a privately-held manufacturer of electrostatic management systems. In January 2006, ION Systems was acquired by MKS Instruments, Inc., where Mr. Schneider served as Vice President and General Manager until his retirement in 2009. Prior to these roles, Mr. Schneider was the President and Chief Executive Officer of GHz Technology, Inc., until its merger with Advanced Power Technology, Inc. Subsequent to the merger, Mr. Schneider served as the Chief Operating Officer for the Radio Frequency business unit of that company. Mr. Schneider also serves on the Board of Directors of Micrel, Incorporated where he serves as a member of the Audit, Compensation, and Nominating Governance Committees, and has served as a member of the advisory board of Neomagic, Inc. and held various management and executive positions with Sharp Electronics Corporation, Philips Semiconductor and Corning Electronics. Mr. Schneider serves as a member of the Compensation Committee of our Board of Directors. He holds a B.S. in Electrical Engineering from West Virginia University and an M.B.A. from Northwestern University’s Kellogg School of Business. We believe Mr. Schneider is well qualified to serve on our Board of Directors due to his leadership skills and industry experience, which he has demonstrated through more than 40 years of management and experience in the semiconductor, electronic component and systems industries.

Arrangements with Directors

Pursuant to the terms of the merger agreement between GigOptix LLC and Lumera Corporation, Dr. Katz was elected to serve as the Chairman of our Board of Directors, and each of Ms. Trapp and Mr. Miotto were elected to serve as our directors immediately following the effectiveness of that merger. Pursuant to the terms of the merger agreement with Endwave Corporation, Messrs. Lazzara and Mikulsky were elected to serve as our directors following the effectiveness of that merger.

There are no immediate family relationships between or among any of our executive officers and directors.

Director Independence

The Board of Directors has determined that Mr. Lazzara, Mr. Mikulsky, Mr. Miotto, Mr. Schneider and Ms. Trapp are “independent” directors. Mr. Schneider is a nominee for election as a Class III director at the Annual Meeting.

The Company uses the independence standards set forth by Section 803(a)(2) of the NYSE MKT Company Guide. In reviewing the independence of our directors against these standards, we consider relationships and transactions between each director and members of the director’s family with us and our affiliates. Each member of our two standing committees, the Audit Committee and the Compensation Committee, is independent as defined by Section 803(a)(2) of the NYSE MKT Company Guide, and each member of our Audit Committee is also independent as defined by Rule 10A-3(b)(1) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Meetings of the Board of Directors

The Board of Directors held 14 meetings during fiscal year 2013. Each director attended at least 75% of the meetings of the Board of Directors and the committees of the Board of Directors on which that director served, except for the former member of the Board of Directors, Mr. David T. Mitchell, who served on the Board of Directors from June 2012 to July 2013. We recommend that directors attend each annual meeting of stockholders and five of the six directors, who were directors at the time of the 2013 annual meeting, attended the 2013 annual meeting of stockholders.

Board Leadership Structure

Our Board of Directors believes that our Chief Executive Officer is best situated to serve as our Chairman of the Board, because he is the director most familiar with our business and industry, and most capable of effectively identifying strategic priorities and leading the discussion and execution of strategy. Independent directors and management have different perspectives and roles in strategy development. Our independent directors bring experience, oversight and expertise from outside the Company and industry, while the Chief Executive Officer brings Company-specific experience and expertise. Our Board of Directors believes that the combined role of Chairman of the Board and Chief Executive Officer promotes strategy development and execution, and facilitates information flow between management and our Board of Directors, which are essential to effective governance.

One of the key responsibilities of our Board of Directors is to develop strategic direction and hold management accountable for the execution of strategy once it is developed. Our Board of Directors believes the combined role of Chairman of the Board and Chief Executive Officer, together with our independent directors, is in the best interest of stockholders because it provides the appropriate balance between strategy development and independent oversight of management.

Board Committees

The Board of Directors has a standing Audit Committee and Compensation Committee and has adopted a written charter for each of them. The written charter for each committee can be found at our website, www.gigoptix.com.

We do not currently have a standing nominating committee. The entire Board of Directors participates in the consideration of director nominees upon a recommendation from a majority of the then-existing independent directors.

Audit Committee

We have a separately designated standing Audit Committee, which has been established in accordance with Section 3(a)(58)(A) of the Exchange Act. The Audit Committee is comprised of not less than three nor more than four directors, each of whom is independent as determined by the Board of Directors and as defined by Rule 10A-3(b)(1) under the Exchange Act and Section 803(a)(2) of the NYSE MKT Company Guide. The Board of Directors has also determined that Mr. Miotto is an “audit committee financial expert” as defined in SEC rules and Section 803(b)(2)(iii) of the NYSE MKT Company Guide. This designation does not impose on Mr. Miotto any duties, obligations or liabilities that are greater than is generally imposed on him as a member of our Audit Committee or our Board of Directors. The current members of the Audit Committee are Mr. Miotto (who serves as chairman of the committee), Mr. Lazzara and Ms. Trapp.

The Audit Committee held 4 meetings during fiscal year 2013. The Audit Committee has adopted a written charter approved by the Board of Directors, which is available at our website at ir.gigoptix.com—Corporate Governance.

The Audit Committee is responsible for monitoring and overseeing: (i) our accounting and financial reporting processes; (ii) the preparation and integrity of our consolidated financial statements; (iii) our compliance with financial statement and regulatory requirements; (iv) the performance of our internal finance and accounting personnel and our independent registered accounting firm and (v) the qualification and independence of our independent registered accounting firm.

The Audit Committee has the authority to retain legal, accounting or other experts that it deems necessary to carry out its duties. It also has the authority to determine the compensation of such advisors, as well as that of our independent registered accounting firm, and to determine appropriate funding needs for ordinary administrative expenses that are necessary or appropriate for carrying out its duties.

The Audit Committee Report is included in this Proxy Statement on page 24.

Compensation Committee

The Compensation Committee approves, administers and interprets our named executive officer compensation and benefit policies and plans. The Compensation Committee is appointed by the Board of Directors, and consists entirely of independent directors who are “outside directors” for purposes of Section 162(m) of the Internal Revenue Code and “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act. The members of the Compensation Committee are Mr. Schneider (who serves as chairman of the committee), Mr. Lazzara and Mr. Miotto, each of whom has been determined by the Board of Directors to be independent.

The Compensation Committee has primary responsibility for ensuring that our executive compensation and benefit program is consistent with our compensation philosophy and is responsible for determining the executive compensation packages offered to the named executive officers. The responsibilities of the Compensation Committee, as stated in its charter, include the following:

•

Review and approve goals and objectives relevant to CEO and other executive officer compensation, evaluate the CEO’s and other executive officers’ performance in light of these corporate goals and objectives, and set CEO and other executive officer compensation levels consistent with its evaluation and the company philosophy;

•	Approve the salaries, bonus and other compensation for all executive officers;

•

Adopt, administer, amend or terminate compensation plans applicable to any class of employees of the Company and/or any subsidiary of the Company, and review and make recommendations concerning long-term incentive compensation plans, including the use of stock options and other equity-based plans; and

•	Undertake all further actions and discharge all further responsibilities imposed upon the Committee from time to time by the Board, the federal securities laws or the rules and regulations of the SEC.

The Compensation Committee plays an integral role in setting the named executive officer compensation each year. Generally, during the fourth quarter of each year and leading up to the adoption by the Board of the annual operating plan for the following year, the Compensation Committee meets to discuss recent data and current trends in equity ownership programs for comparable companies. During such meeting, an independent compensation consultant engaged by the committee provides a report to the Compensation Committee regarding this information. Generally, in the first quarter or the early part of the following year, our Compensation Committee holds a regular meeting in which our Chief Executive Officer and Chief Financial Officer review with the Compensation Committee the Company’s financial and business performance for the prior year and management’s business outlook and operating plan for the current year as adopted by the Board at the end of the prior year. In reviewing the prior year’s performance, the Compensation Committee compares our performance to the financial and operational goals set for such year and any management by objectives targets set for such year. In this meeting, the Chief Executive Officer also reviews with the Compensation Committee his assessment of the individual performance of each named executive officer, including his own performance, according to a variety of qualitative performance criteria and salary and bonus trends. Taking into account the information conveyed and discussed at these meetings and the recommendations of our Chief Executive Officer and the independent compensation consultant engaged by the committee, the Compensation Committee then determines, subject in some cases to ratification by the full Board of Directors:

•	The amount and type of any bonus compensation to be awarded to each named executive officer in respect of the prior year’s performance;

•	Whether to raise, lower or maintain the named executive officer’s base salary for the current year; and

•	Option grants and restricted stock units, if any, to be awarded to each named executive officer.

Each element of our named executive compensation system is described in more detail below.

Candidates for the Board of Directors

It is the policy of the Board of Directors to consider candidates recommended by stockholders for membership on the Board of Directors. Individuals recommended by stockholders will be considered on the same basis and be subject to the same qualification criteria as those recommended by our management or other members of the Board of Directors. Stockholders should submit their recommendations to the following address and should include verification of the stockholder’s status as a stockholder and relevant information about the recommended candidate, including such candidate’s name and qualifications for membership on our Board of Directors.

GigOptix, Inc.

130 Baytech Drive

San Jose, CA 95134

Attn: Investor Relations

While we do not have a formal diversity policy for board membership, the Board of Directors seeks directors who represent a mix of backgrounds and experiences that will enhance the quality of our Board of Directors’ deliberations and decisions. The Board of Directors has not established minimum qualifications of director nominees but considers a broad range of criteria to evaluate individual candidacies. Such criteria include but are not limited to: (i) industry experience; (ii) management experience; (iii) integrity and judgment; (iv) independence; (v) conflicts of interest and (vi) the current needs and expertise of the Board of Directors. The Board of Directors generally considers candidates in connection with upcoming elections and specific vacancies but may evaluate additional candidates on an ongoing basis as such candidates are recommended by our stockholders, directors or management.

The directors, who have been nominated for election as Class III directors at the Annual Meeting, are Dr. Avi Katz and Frank Schneider. Dr. Katz has served as Chief Executive Officer, President, and Chairman of the Board of Directors of GigOptix LLC and GigOptix Inc. since he co-founded the companies in July 2007. Mr. Schneider has served on the Board of Directors since June 2010. Dr. Katz and Mr. Schneider were both nominated for election at the Annual Meeting by the entire Board of Directors.

Board’s Role in Risk Oversight

Our Board of Directors, as a whole and through its committees, has responsibility for the oversight of risk management. With the oversight of our full Board of Directors, our senior management is responsible for the day-to-day management of the material risks we face. In its oversight role, our Board of Directors has the responsibility to satisfy itself that the risk management processes designed and implemented by management are adequate and functioning as designed. Our Board of Directors holds strategic planning sessions with senior management to discuss strategies, key challenges, risks and opportunities for us. This involvement of the Board of Directors in setting our business strategy is a key part of its oversight of risk management, its assessment of management’s appetite for risk, and its determination of what constitutes an appropriate level of risk for us. Additionally, our Board of Directors regularly receives updates from senior management and outside advisors regarding certain risks we face, including various operating risks. Our senior management attends meetings of our Board of Directors and its committees on a quarterly basis, and as is otherwise needed, and are available to address any questions or concerns raised by the board on risk management and any other matters.

Each of our board committees oversees certain aspects of risk management and reports their findings to the full Board of Directors on a quarterly basis, and as is otherwise needed. Our Audit Committee is responsible for overseeing risk management of financial matters, financial reporting, the adequacy of our risk-related internal controls, internal investigations, and enterprise risks, generally. Our Compensation Committee oversees risks related to compensation policies and practices, and is responsible for establishing and maintaining compensation policies and programs designed to create incentives consistent with our business strategy that do not encourage excessive risk-taking.

Additional review or reporting on enterprise risks is conducted as needed or as requested by the Board of Directors or a committee thereof.

Communications with the Board of Directors

Any stockholder may send communications to our Board of Directors and to any individual director. Communications addressed to the Board of Directors will be forwarded to the Chairman for review and distribution to the other members of the Board of Directors. Communications addressed to an individual director will be forwarded directly to the individual director. All communications to our executive offices should be sent to the attention of the Secretary.

Information regarding our Executive Officers

The table below sets forth information regarding those individuals who were our non-director executive officers as of December 31, 2013:

Name	Age	Title
Curt P. Sacks	44	Senior Vice President and Chief Financial Officer
Andrea Betti-Berutto	50	Senior Vice President and Chief Technical Officer

Curt P. Sacks has served as our Senior Vice President and Chief Financial Officer since June 2011. He served as Endwave Corporation’s Chief Financial Officer since June 2009. Prior to that, he served as Vice President of Finance and Corporate Controller of Endwave since February 2006. He joined Endwave in 2004 as Corporate Controller, after serving in this capacity for two successive companies—first, for Com21, Inc., a manufacturer of system solutions for the broadband access market; and next with Finisar, Inc., a manufacturer of high-speed communication equipment for data and storage. Prior to 1998, Mr. Sacks worked in corporate finance at 3Com Corporation and as an auditor for Deloitte & Touche LLP. Mr. Sacks is a C.P.A. (inactive) in California with a B.A. in business-economics from the University of California, Los Angeles.

Andrea Betti-Berutto is our Senior Vice President and Chief Technical Officer and has served as our Chief Technical Officer since the inception of GigOptix LLC in July 2007. Mr. Betti-Berutto was a co-founder of GigOptix LLC’s predecessor company, iTerra Communications, LLC, where he served in a variety of capacities from 2000 until July 2007. He also co-founded GigOptix LLC in July 2008. He has more than 16 years of experience in the design of Integrated Circuits (IC) and multichip modules for microwave, millimeter-wave, and RF applications. He is the author of several publications in technical journals in the area of power amplifiers, high-speed ICs, and broadband design for lightwave applications. Mr. Betti-Berutto received his M.S. degree in electrical engineering from the University of Rome “La Sapienza”.

Arrangements with Executive Officers

Pursuant to the terms of the merger agreement between GigOptix LLC and Lumera Corporation, Dr. Avi Katz was appointed as our Chief Executive Officer and Andrea Betti-Berutto was appointed our Chief Technical Officer immediately following the effectiveness of the merger. Pursuant to the terms of the merger agreement between GigOptix, Inc. and Endwave Corporation, Curt P. Sacks was appointed as our Senior Vice President and Chief Financial Officer immediately following the effectiveness of the merger.

EXECUTIVE OFFICER AND DIRECTOR COMPENSATION

Our primary objectives with respect to executive compensation are to attract and retain the best possible executive talent, to link annual compensation (cash and stock-based) and long-term stock-based compensation to achievement of measurable corporate goals and individual performance, and to align executives’ incentives with stockholder value creation. To achieve these objectives, we have implemented and maintain compensation plans that tie a portion of executives’ overall compensation to our financial performance. Overall, the total compensation opportunity is intended to create an executive compensation program that is competitive with comparably-sized companies where we are based, as it is these companies with whom we compete most vigorously for executive and technical talent.

Not only do we endeavor to have all of our employees, including the executive officers of the Company, be commensurate with compensation of a peer group, but in deciding the mix that makes up the aggregate compensation which we pay, the Company has, to the extent possible, used equity compensation rather than cash, in order to conserve the Company’s cash position for its continued growth and development strategies, for the benefit of all the Company’s stockholders. Since 2012 the Company has also favored using restricted stock units (RSUs) in lieu of stock options as a significant portion of its equity compensation package, as the RSUs have a more favorable accounting treatment while providing the same benefits and incentives to the employees, including the executive officers.

Comparable Company Comparisons

Each year, the Compensation Committee reviews the named executive officer compensation programs and amounts at comparable companies. GigOptix’ total cash compensation packages are designed to be near the median of total target cash compensation among comparable companies for median performance by comparable executives. Our equity compensation program is designed to provide a percentage ownership of GigOptix that is relatively comparable to the median percentage ownership among these comparable companies. However, the individual elements of our executive program (base salary, annual cash incentive compensation, equity compensation and benefits) may vary from group medians as the Compensation Committee or the Board of Directors deems appropriate. In addition, we may reduce cash compensation and award RSUs vesting over the course of the following year to make up for such cash compensation reduction. For a discussion of the equity overhang of our equity compensation program, please see the section entitled Equity Compensation Plan Information on page 26 of this proxy statement.

Each year, we engage an independent outside firm which specializes in executive compensation. During 2012 and 2013, we engaged Compensia. For this purpose, for 2013, the Compensation Committee looked at companies with less than $50 million in annual revenues as described by the Proprietary 2013 Executive Compensation Survey published by Compensia as well as peer company proxy filings. We believe those two data sources are appropriate for benchmarking executive compensation because: the companies surveyed are similar in size, both in terms of revenues and market capitalization, to GigOpitx; are primarily located in the same geographic market as GigOptix; GigOptix competes with many of the surveyed companies for executive and technical talent; and companies in the indices are selected independently by Compensia. We do not benchmark our executive compensation solely against companies in our industry because few of our competitors are close to our size. Most of our competitors are very large, diversified companies or very small, privately-held companies. Rather, we focus on the companies with whom we compete most vigorously for executive and technical talent.

Elements of Named Executive Officer Compensation

Our named executive officer compensation consists of base salary, annual cash incentive, equity plan participation and customary broad-based employee benefits. In addition, on occasion, the Compensation Committee may award special bonuses to the named executive officers. Consistent with our pay for performance philosophy, we believe that we can better motivate the named executive officers to enhance stockholder return if a portion of their compensation is “at risk”— that is, contingent upon the achievement of performance objectives and overall strong company performance. The mix of base salary, annual bonus opportunity based on achievement of objectives and anticipated long-term stock-based compensation incentive (in the form of appreciation in shares underlying stock options and restricted stock units) varies depending on the officer’s position level. Long-term stock-based compensation has always been a significant component of the named executive officer compensation, as we believe that best aligns our named executive officers’ interests with that of our stockholders. An annual bonus opportunity may also form a significant component of the named executive compensation; however, as explained in more detail below, it was not a component of the named executive compensation in 2013. However, the named executive officers did receive special one-time bonuses as discussed below.

The following discussion describes the mix of compensation methods that we use. However, before describing the individual components, we summarize here the factors that affected the overall executive officer compensation provided in 2013. In the first week of January 2013, we implemented temporary company-wide salary reductions that resulted in reductions of 20-25% in the salaries of our executive officers. We took this action in response to decreased revenues from our operating plan. We kept these temporary salary reductions in place until August 1, 2013, when we restored the prior salaries of our executive officers upon revenues returning to levels consistent with our operating plan. In addition, as described below, we approved special one-time cash bonuses to our named executive officers the following month in connection with the settlement of the Optomai litigation, which resulted in a one-time settlement payment to us of $7.25 million.

Base Salary: Base salaries for our named executive officers are established based on the scope of their responsibilities, taking into account market compensation paid by comparable companies for equivalent positions. Base salaries are reviewed on an annual basis and any increases are similar in scope to our overall corporate salary increase, if any. For comparison purposes, we have utilized compensation survey data from Compensia and the peer company proxy filings. Our philosophy is to target the named executive officer base salaries to be in the range between the median up to the 75th percentile of salaries for executives in equivalent positions at comparable companies. We believe targeting the named executive officer salaries to be in the range between the median up to the 75th percentile of salaries relative to comparable companies reflects our best efforts to ensure we are neither overpaying nor underpaying our named executive officers.

Annual Cash Incentive: Our employment contracts with our named executive officers provide them with an opportunity to receive annual cash incentive compensation consisting of the possibility of receipt of a cash bonus award, payable once per year. Any such cash bonus would be dependent, in part, upon attaining stated corporate objectives for the prior fiscal year. Our goal with bonuses to our named executive officers is to reward executives in a manner that is commensurate with the level of achievement of certain financial and strategic goals that we believe, if attained, result in greater long-term stockholder value. The Board of Directors approves these financial and strategic goals on an annual basis. These financial and strategic goals typically have a one-year time horizon. For the year 2012, the Board of Directors determined that the objectives necessary to make awards of cash incentive compensation had not been met, due to the difficult economic environment and its impact on GigOptix’s financial performance. Therefore, there were no payments of annual cash bonuses to our Chief Executive Officer or our other named executive officers in 2013 for the year 2012.

Warrants, Stock Options and Restricted Stock Units: We believe that stock ownership is an important factor in aligning corporate and individual goals. Therefore, we utilize stock options and, beginning in 2012, restricted stock units, to encourage long-term performance, with excellent corporate performance (as manifested in our common stock price) and extended officer tenure producing potentially significant value. Upon joining GigOptix, the named executive officers have received an initial stock option grant. This grant has been based on relevant industry comparisons, including data from Compensia, and was intended to be commensurate with the experience level and scope of responsibilities of the incoming executive officer. In addition, all named executive officers receive annual option grants, and beginning in 2012, restricted stock unit grants (with only restricted stock units being granted beginning in 2013). On an annual basis, the Compensation Committee, reviews with the

Board the percentage ownership of GigOptix held by employees, and compares that to the employee ownership of comparable companies. The Compensation Committee uses this metric because it is easy to measure and compare to comparable companies. Based on its review, the Compensation Committee approves an annual grant.

All restricted stock unit grants for named executive officers are approved by the Compensation Committee.

Special Bonuses: On occasion, the Compensation Committee may award special bonuses to the named executive officers. As disclosed our Current Report on Form 8-K filed with the SEC on October 4, 2013, in connection with the settlement of the Optomai litigation, the Compensation Committee on September 30, 2013 approved special one-time cash bonuses for the named executive officers.

Other Benefits: Named executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, group life, disability, and accidental death and dismemberment insurance and our 401(k) plan. During 2012 and 2013, we made group life insurance payments as reflected in the Summary Compensation Table below. We do not maintain any pension plan, retirement benefit or deferred compensation arrangements other than our 401(k) plan.

The table below sets forth the compensation earned by our Chief Executive Officer and our two other most highly compensated executive officers for the fiscal years ended December 31, 2013 and 2012 whose compensation exceeded $100,000. These individuals are collectively referred to as our named executive officers.

Summary Compensation Table

Name and Principal Position	Year	Salary	Bonus	RSU’s(1)	Option Awards(1)	All Other Compensation	Total
					(a)
Dr. Avi Katz	2013	$354,375	$210,000	$643,231	$—	$3,310	$1,210,916
Chairman of the Board of Directors, Chief Executive Officer and President	2012	$404,250	$—	$617,968	$956,481	$1,198	$1,979,897

Andrea Betti-Berutto	2013	$226,735	$70,000	$189,823	$—	$399	$486,957
Senior Vice President and Chief Technology Officer	2012	$250,842	$—	$174,051	$358,681	$343	$783,917

Curt Sacks	2013	$226,735	$70,000	$180,766	$—	$263	$477,764
Senior Vice President and Chief Financial Officer	2012	$250,842	$110,000	$139,940	$358,681	$234	$859,697

(1)	The amounts in column (a) represent the aggregate grant date fair value computed in accordance with FASB ASC Topic 718. Assumptions used in the calculation of these amounts are included in Note 6-Stockholders’ Equity, to our audited consolidated financial statements for the fiscal years ended December 31, 2013 and 2012 included in this Form 10-K.

Narrative Disclosure to Summary Compensation Table

The Summary Compensation Table sets forth the aggregate compensation earned by each of our named executive officers in 2013 and 2012.

The components of executive compensation consist of base salary, annual and special bonus incentives, equity plan participation and customary broad-based employee benefits, as set forth in more detail above. Annual cash or stock-based compensation bonuses are awarded in the discretion of the Compensation Committee of the Board of Directors after a review and evaluation of each executive officer’s performance during the year. Beginning in 2013, equity grants generally consist of restricted stock units and are intended to serve respectively as long-term compensation and short-term awards in lieu of higher cash payouts. On occasion, the Compensation Committee may also authorize special compensation awards in the form of cash or equity grants to recognize extraordinary efforts or results.

Equity awards such as options and restricted stock units are generally granted pursuant to the GigOptix, Inc. 2008 Equity Incentive Plan. Option grants to our executive officers generally vest as to 25% of the underlying award on the one-year anniversary of the grant date and monthly thereafter for a period of three years. However, certain options grants to our executive officers vest in accordance with certain performance goals being achieved, as discussed in more detail below in the vesting schedules for such option grant. In the case of stock options, the exercise price is set at 100% of the fair market value of the underlying common stock on the date of grant. Restricted stock unit grants vest quarterly over the period between one and four years. Upon vesting, a restricted stock unit is converted to an actual share of stock.

We have entered into an employment agreement with each of our executive officers, which governs the terms of employment as well as provides for certain payments upon termination of employment. The employment agreements for the named executive officers are discussed in more detail below under the caption “Employment Arrangements with Named Executive Officers.”

Outstanding Equity Awards at Fiscal Year-End (2013)

	Option Awards
Name and Principal Position	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Exercise Price ($ )	Option Expiration Date	Number of Securities Underlying Unvested Restricted Stock Units (#) Unvested
Dr. Avi Katz	8/1/07	166,606	—	$0.73	8/1/17
Chief Executive Officer and President	12/17/08	581,338	—	$1.10	12/17/18
	3/19/09	77,764	—	$0.95	3/19/19
	11/9/09	130,000	—	$3.50	11/9/19
	3/17/10	311,407	12,693	$1.95	3/17/20
	10/27/10	277,630	70,715	$2.40	10/27/20
	2/3/11	287,132	118,232	$2.50	2/3/21
	6/17/11	340,132	84,080	$2.65	6/17/21
	3/27/12	235,156	302,344	$2.70	3/27/22
	8/1/13	—	—	$—	N/A	128,800
	8/1/13	—	—	$—	N/A	304,141

Andrea Betti-Berutto	8/1/07	112,612	—	$0.73	8/1/17
Senior Vice President and Chief Technology Officer	12/17/08	238,913	—	$1.10	12/17/18
	3/19/09	36,025	—	$0.95	3/19/19
	11/9/09	38,011	—	$3.50	11/9/19
	3/17/10	97,648	3,852	$1.95	3/17/20
	10/27/10	111,202	28,352	$2.40	10/27/20
	2/3/11	100,078	41,209	$2.50	2/3/21
	6/17/11	54,820	32,893	$2.65	6/17/21
	3/27/12	88,183	113,380	$2.70	3/27/22
	8/1/13	—	—	$—	N/A	48,300
	8/1/13	—	—	$—	N/A	80,934

Curt Sacks	6/17/11	206,250	123,750	$2.65	6/17/21
Senior Vice President and Chief Financial Officer	3/27/12	88,183	113,380	$2.70	3/27/22
	8/1/13	—	—	$—	N/A	48,300
	8/1/13	—	—	$—	N/A	75,097

Grant Date	Vesting Schedule for Dr. Katz
8/1/13	The grant of 354,832 restricted stock units vested with one seventh of the total award on 11/1/2013, and the remaining restricted stock units will vest on the following dates 2/1/2014, 5/1/2014, 8/1/2014, 11/1/2014, 2/1/2015, and 5/1/2015.

8/1/13	The grant of 128,800 restricted stock units will vest as to 25% of the underlying award on 5/1/2014, and one twelth of the remaining award vesting on August 1, November 1, February 1 and May 1 over the next twelve quarters thereafter, with the last vesting date occuring on May 1, 2017.

5/3/12	The grant of 62,296 restricted stock units vested as to 25% of the underlying award on the following dates 5/10/2012, 8/10/2012, 11/09/2012, and 3/1/2013.

3/27/12	The grant of 537,500 stock options vested as to 25% of the underlying award on the first anniversary of the grant date and as to 1/36 of the underlying award every month thereafter for three years.

3/27/12	The grant of 158,967 restricted stock units vested as to 25% of the underlying award on the following dates 5/10/2012, 8/10/2012, 11/09/2012, and 3/1/2013.

6/17/11	In total Dr. Katz was granted 424,212 options on 6/17/11. 100,000 of the options were vested on the day of grant. An additional 100,000 options vested on the six month anniversary of the day of grant. The remaining 224,212 options will be vested as to 25% of the underlying award on the first anniversary of the grant date and as to 1/36 of the underlying award every month thereafter for three years.

2/3/11	The grant of 405,364 stock options vested as to 25% of the underlying award on the first anniversary of the grant date and as to 1/36 of the underlying award every month thereafter for three years.

10/27/10	The vesting of 116,115 shares of the grant of 348,344 stock options was subject to our meeting certain financial goals for the first two quarters of 2011. As the Board of directors determined that the underlying goals were satisfied, 29,029 shares of the underlying award were vested on July 27, 2011, and an additional 87,086 shares are to be vested on a monthly basis thereafter over a 39 month period; in addition 58,057 shares of the underlying award vested on October 27, 2011, and the remaining 174,172 shares of the stock options will vest on a monthly basis thereafter over a 36 month period.

3/17/10	In total Dr. Katz was granted 503,000 options on 3/17/10. 203,000 stock options vests as to 25% of the underlying award on the first anniversary of the grant date and as to 1/36 of the remaining options every month thereafter for three years. An additional 121,100 options were vested on April 1, 2011 as the average closing price of the Company’s common stock during March 2011 was greater than $2.50; 122,100 options were cancelled on April 1, 2012 because the average closing price of the Company’s common stock during March 2012 was below $3.50; and an additional 56,800 options will vest on April 1, 2013 if the average closing price of the Company’s common stock during March 2013 is equal to or greater than $5.00; if not, then these options will be cancelled.

11/9/09	The grant of 130,000 stock options vested as to 25% of the underlying award on the first anniversary of the grant date and as to 1/36 of the underlying award every month thereafter for three years.

3/19/09	The grant of 77,764 stock options vested as to 25% of the underlying award on the first anniversary of the grant date and as to 1/36 of the underlying award every month thereafter for three years.

12/17/08	Grant of 581,338 stock options vests as to 25% of the underlying award on the one year anniversary of the grant date and as to 1/36 of the underlying award every month thereafter for three years.

8/1/07	The grant of 137,500 stock options vested as to 25% of the underlying award on the first anniversary of the grant date and as to 1/36 of the underlying award every month thereafter for three years, and then 50% of the unvested options were fully vested upon the closing of the GigOptix LLC merger with Lumera Corporation and the other 50% will be vested on 12/31/2009. The grant of 10,313 stock options, which was to vest upon the schedule closing of a financing event, fully vested upon the closing of the GigOptix LLC merger with Lumera Corporation. The grants of 27,500 stock options and 6,875 stock options were fully vested on the grant date.

Grant Date	Vesting Schedule for Mr. Betti-Berutto
8/1/13	The grant of 94,424 restricted stock units vested with one seventh of the total award on 11/1/2013, and the remaining restricted stock units will vest on the following dates 2/1/2014, 5/1/2014, 8/1/2014, 11/1/2014, 2/1/2015, and 5/1/2015.

8/1/13	The grant of 48,300 restricted stock units will vest as to 25% of the underlying award on 5/1/2014, and one twelth of the remaining award vesting on August 1, November 1, February 1 and May 1 over the next twelve quarters thereafter, with the last vesting date occuring on May 1, 2017.

5/3/12	The grant of 22,283 restricted stock units vested as to 25% of the underlying award on the following dates 5/10/2012, 8/10/2012, 11/09/2012, and 3/1/2013.

3/27/12	The grant of 201,563 stock options vested as to 25% of the underlying award on the first anniversary of the grant date and as to 1/36 of the underlying award every month thereafter for three years.

3/27/12	The grant of 39,457 restricted stock units vested as to 25% of the underlying award on the following dates 5/10/2012, 8/10/2012, 11/09/2012, and 3/1/2013.

6/17/2011	The grant of 87,713 stock options will be vested as to 25% of the underlying award on the first anniversary of the grant date and as to 1/36 of the underlying award every month thereafter for three years.

2/3/2011	The grant of 141,287 stock options vested as to 25% of the underlying award on the first anniversary of the grant date and as to 1/36 of the underlying award every month thereafter for three years.

10/27/10	The vesting of 46,518 shares of the grant of 139,554 stock options was subject to our meeting certain financial goals for the first two quarters of 2011. As the Board of directors determined that the underlying goals were satisfied, 11,630 shares of the underlying award were vested on July 27, 2011, and an additional 34,888 shares will vest on a monthly basis thereafter over a 39 month period; in addition 23,259 shares of the underlying award vested on October 27, 2011, and the remaining 69,777 shares of the stock options will vest on a monthly basis thereafter over a 36 month period.

3/17/10	In total Mr. Betti-Berutto was granted 162,000 options on 3/17/10. 61,500 stock options vested as to 25% of the underlying award on the first anniversary of the grant date and as to 1/36 of the remaining options every month thereafter for three years. An additional 40,000 options were vested on April 1, 2011 as the average closing price of the Company’s common stock during March 2011 was greater than $2.50; 43,000 options were cancelled on April 1, 2012 because the average closing price of the Company’s common stock during March 2012 was below $3.50; and an additional 17,500 options will vest on April 1, 2013 if the average closing price of the Company’s common stock during March 2013 is equal to or greater than $5.00; if not, then these options will be cancelled.

11/9/09	The grant of 38,011 stock options vested as to 25% of the underlying award on the one year anniversary of the grant date and as to 1/36 of the underlying award every month thereafter for three years.

3/19/09	The grant of 36,025 stock options vested as to 25% of the underlying award on the one year anniversary of the grant date and as to 1/36 of the underlying award every month thereafter for three years.

12/16/08	The grant of 238,913 stock options vested as to 25% of the underlying award on the one year anniversary of the grant date and as to 1/36 of the underlying award every month thereafter for three years.

8/1/07	The grant of 68,200 stock options vested as to 25% of the underlying award on the first anniversary of the grant date and as to 1/36 of the underlying award every month thereafter for three years, and then 50% of the unvested option were fully vested upon the closing of the GigOptix LLC merger with Lumera Corporation and the other 50% vested on 12/31/2009. The grant of 44,412 stock options was fully vested on the grant date.

Grant Date	Vesting Schedule for Mr. Sacks
8/1/13	The grant of 87,614 restricted stock units vested with one seventh of the total award on 11/1/2013, and the remaining restricted stock units will vest on the following dates 2/1/2014, 5/1/2014, 8/1/2014, 11/1/2014, 2/1/2015, and 5/1/2015.

8/1/13	The grant of 48,300 restricted stock units will vest as to 25% of the underlying award on 5/1/2014, and one twelth of the remaining award vesting on August 1, November 1, February 1 and May 1 over the next twelve quarters thereafter, with the last vesting date occuring on May 1, 2017.

5/3/12	The grant of 11,025 restricted stock units vested as to 25% of the underlying award on the following dates 5/10/2012, 8/10/2012, 11/09/2012, and 3/1/2013.

3/27/12	The grant of 201,563 stock options vested as to 25% of the underlying award on the first anniversary of the grant date and as to 1/36 of the underlying award every month thereafter for three years.

3/27/12	The grant of 39,457 restricted stock units vested as to 25% of the underlying award on the following dates 5/10/2012, 8/10/2012, 11/09/2012, and 3/1/2013.

6/17/11	The grant of 330,000 stock options vested as to 25% of the underlying award on the first anniversary of the grant date and as to 1/36 of the underlying award every month thereafter for three years.

Employment Arrangements with Named Executive Officers

We do not have deferred compensation plans, pension plans or other similar arrangements or plans for our executive officers, except a tax-qualified 401(k) Plan, which is available generally to all of our employees.

On March 27, 2012 and August 10, 2012 the Board of Directors, upon recommendation of the Compensation Committee, approved an amendment to the Employment Agreement of Dr. Katz, our Chief Executive Officer. The agreement establishes his annual salary, bonuses and eligibility for health benefits, among other provisions and clarifies the severance which he is entitled to receive in the event that his employment with the Company is terminated without “cause” or he resigns for “good reason” (as those terms are defined in his Employment Agreement). Dr. Katz would be entitled to receive a pro-rated annual bonus plus severance in installments over a six month period, in an amount of up to six months of his respective annual base salary then in effect and a lump sum payment equal to thirty months of his annual base salary following the initial six month period plus the vesting of all outstanding, unvested awards. In the event that such termination occurs within twelve months following a Change of Control (as such term is defined in his Employment Agreements), then Dr. Katz will be entitled to a pro-rated annual bonus plus lump sum severance amount equal to three years’ worth of his annual base salary plus average annual bonuses, the vesting of all outstanding, unvested awards and a potential tax equalization payment or gross-up payment which would place Dr. Katz in the same after-tax position as if any excise tax penalty did not apply. Existing restrictions on competition and solicitation of customers and employees of the Company as conditions to receipt of severance have not been amended.

On March 27, 2012 and August 10, 2012 the Board of Directors, upon recommendation of the Compensation Committee, approved an amendment to the Employment Agreements of Mr. Sacks, our Chief Financial Officer, and Mr. Betti-Berutto, our Chief Technical Officer. The agreements establish their annual salary, bonuses and eligibility for health benefits, among other provisions and clarify the severance which either is entitled to receive in the event that his employment with the Company is terminated without “cause” or either resigns for “good reason” (as those terms are defined in his Employment Agreement). Messrs. Sacks and Betti-Berutto would be entitled to receive a pro-rated annual bonus plus severance in installments over a six month period, in an amount of up to six months of their respective annual base salary then in effect and a lump sum payment equal to six months of their respective annual base salary following the initial six month period plus the vesting of all outstanding, unvested awards. In the event that such termination occurs within twelve months following a Change of Control (as such term is defined in their respective Employment Agreements), then Messrs. Sacks and Betti-Berutto will be entitled to a pro-rated annual bonus plus lump sum severance amount equal to one year worth of their respective annual base salary plus average annual bonuses, the vesting of all outstanding, unvested awards and a potential tax equalization payment or gross-up payment which would place the executives in the same after-tax position as if any excise tax penalty did not apply.

The GigOptix, Inc. 2008 Equity Incentive Plan contains certain provisions for change in control transactions. In the event of a Covered Transaction (as defined in the plan), the outstanding awards must either be assumed or substituted by the successor company or will be fully accelerated prior to the closing of the Covered Transaction.

Director Compensation

The following table sets forth the compensation earned for services performed for us as a director by each member of our Board of Directors, other than any directors who are also our named executive officers, during the fiscal year ended December 31, 2013.

2013 Director Compensation Table

Name	Fees Earned or Paid in Cash	Restricted Stock Units	Total
Frank Schneider	$10,200	$13,536	$23,736
John J. Mikulsky	$10,200	$10,879	$21,079
Joseph J. Lazzara	$10,200	$10,879	$21,079
Kimberly D.C. Trapp	$10,200	$11,572	$21,772
Neil J. Miotto	$16,200	$13,805	$30,005

As of December 31, 2013, each current director, other than directors who are also our named executive officers, held the following outstanding options and restricted stock unit awards:

Name	Aggregate Number of Shares Underlying Stock Options (#)	Aggregate Number of Shares Underlying Restricted Stock Units (#)
Frank Schneider	167,500	50,636
John J. Mikulsky	65,000	41,994
Joseph J. Lazzara	65,000	41,994
Kimberly D.C. Trapp	188,776	41,994
Neil J. Miotto	216,100	50,636

Notwithstanding anything to the contrary set forth in any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings, including this Proxy Statement, in whole or in part, the Audit Committee Report which follows does not constitute soliciting material and shall not be deemed filed or incorporated by reference into any such filings, except to the extent to which we specifically incorporate any such information in any such future filings.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee of the Board of Directors has provided the following report:

The Audit Committee assists the Board of Directors in its monitoring and oversight of the accounting and financial reporting processes of the Company and the audits, preparation and integrity of the Company’s financial statements, the Company’s compliance with financial statement and regulatory requirements, the performance of the Company’s internal finance and accounting personnel and its independent registered public accounting firm, and the qualifications and independence of the Company’s independent registered public accounting firm. The Audit Committee is responsible for the appointment, compensation, retention and oversight of the work of the Company’s independent registered public accounting firm; establishes procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal controls, or auditing matters; and otherwise discharges Audit Committee functions imposed by regulatory requirements. The Audit Committee specifically approves all audit and non-audit services performed by the independent registered public accounting firm.

During 2013, the Audit Committee was composed of three members, each of whom is independent as determined by the Board of Directors and as defined by Rule 10A-3(b)(1) under the Exchange Act and the rules of the NYSE MKT. The Audit Committee also includes at least one independent director who is determined by the Board of Directors to have the qualifications of an “audit committee financial expert” in accordance with the SEC and NYSE MKT rules. During 2013, the Board of Directors determined that Mr. Miotto was an audit committee financial expert.

The Audit Committee held 4 meetings during fiscal 2013.

Management is responsible for the preparation, integrity, objectivity and public reporting of the Company’s consolidated financial statements. It also has responsibility for maintaining accounting and financial reporting principles and internal controls and procedures designed to reasonably assure compliance with accounting standards and applicable laws and regulations. Burr Pilger Mayer, Inc., our independent registered public accounting firm, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the fairness and conformity of those financial statements to accounting principles generally accepted in the United States. The Audit Committee’s responsibility is to monitor and oversee those processes.

As required by the Audit Committee Charter, with regard to the audited consolidated financial statements of the Company for the year ended December 31, 2013, the Audit Committee has:

•	Reviewed and discussed the audited consolidated financial statements and internal controls over financial reporting with management;

•

Discussed with Burr Pilger Mayer, Inc. the results of its audit, including the matters required to be discussed by Statement on Auditing Standards No. 114, as adopted by the Public Company Accounting Oversight Board (United States) (“PCAOB”) in Rule 3200T;

•	Received the written disclosures and the letter from Burr Pilger Mayer, Inc. regarding auditor independence required by PCAOB Rule 3526; and

•	Discussed with Burr Pilger Mayer, Inc. the accounting firm’s independence from the Company.

Based on its review and discussions with management and Burr Pilger Mayer, Inc., the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Neil J. Miotto, Chairman

Joseph J. Lazzara

Kimberly D.C. Trapp

Members, Audit Committee

OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3, 4 and 5 furnished to us and written representations that no other reports were required, we believe that each of our directors, executive officers and beneficial owners of greater than 10% of our common stock complied during fiscal year 2013 with the reporting requirements of Section 16(a) of the Exchange Act.

Code of Ethics

We have adopted a Code of Business Ethics and Conduct that applies to our directors, executive officers and employees. We will disclose any future amendments to, or waivers from, the Code of Business Ethics and Conduct on our website http://www.gigoptix.com within four business days following the date of the amendment or waiver. We will provide to any person, without charge, a copy of Code of Business Ethics and Conduct upon written request to:

GigOptix, Inc.

130 Baytech Drive

San Jose, California 95134

Attn: Investor Relations

Equity Compensation Plan Information

The following table reflects information for our equity compensation plans as of December 31, 2013:

	(a)	(b)	(c)
Plan Category	Number of securities to be issued upon exercise of outstanding options and Restricted Stock Units	Weighted-average exercise price of outstanding options	Number of securities remaining available for future issuance under equity compensation plan (excluding securities reflected in column (a))
Equity compensation plans approved by security holders*	11,620,472	$2.34	2,784,883

*	The terms of our 2008 Equity Incentive Plan provide for an annual increase in the number of shares of our common stock authorized under the plan, effective as of the first day of each subsequent fiscal year, pursuant to the terms and conditions underlined in the plan. On January 1, 2013, the number of additional shares available for issuance under our 2008 Equity Incentive Plan was automatically increased by 1,110,288 shares. On January 1, 2014, the number of additional shares available for issuance under our 2008 Equity Incentive Plan was automatically increased by 1,603,381 shares.

As of September 2, 2014, the equity overhang, or the percentage of outstanding shares plus shares that could be issued pursuant to our equity compensation plans, including the 2008 Equity Incentive Plan represented by all stock incentives awarded was 31% (calculated as all shares issuable upon exercise of outstanding stock options and vesting of outstanding restricted stock units granted under our equity compensation plans, plus shares available for future issuance under our equity compensation plans divided by (a) common shares outstanding + (b) shares in the numerator).

Principal Accountant Fees and Services

The following table sets forth the aggregate fees billed or to be billed by Burr Pilger Mayer, Inc. for auditing and other services provided to GigOptix for the fiscal year 2013 and 2012.

	Burr Pilger Mayer, Inc.
	2013	2012
Audit Fees (1)	$239,880	$202,668
Audit-Related Fees (2)	$14,428	$14,190
Tax Fees (3)	$—	$—

(1)	Audit fees include fees for professional services rendered by our principal accountant for the audit of our annual financial statements, review of financial statements included in our Forms 10-Q and other services normally provided by accountants in connection with statutory and regulatory filings or engagements for those fiscal years.
(2)	Audit-related fees include fees for professional services rendered by Burr Pilger Mayer, Inc. related to the audit of the GigOptix 401(k) Plan.
(3)	Fees for tax services relate to tax return preparation and other compliance services.

In considering the nature of the services provided by the independent registered public accounting firm, the Audit Committee determined that such services are compatible with the provision of independent audit services. The Audit Committee discussed these services with the independent registered public accounting firm and our management to determine that they are permitted under the rules and regulations concerning auditors’ independence promulgated by the Securities and Exchange Commission, as well as the American Institute of Certified Public Accountants.

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accounting Firm

The Audit Committee pre-approves all audit services and all permitted non-audit services by the independent registered public accounting firm. The Audit Committee evaluates whether our use of the independent registered public accounting firm for permitted non-audit services is compatible with maintaining the independence of the independent registered public accounting firm. The Audit Committee’s policies prohibit us from engaging the independent registered public accounting firm to provide any services relating to bookkeeping or other services related to accounting records or financial statements, financial information systems design and implementation, appraisal or valuation services, fairness opinions or contribution-in-kind reports, actuarial services, or internal audit outsourcing services unless it is reasonable to conclude that the results of these services will not be subject to audit procedures. The Audit Committee’s policies prohibit us from engaging the independent registered public accounting firm to provide any services relating to any management function, expert services not related to the audit, legal services, broker-dealer, investment adviser, or investment banking services or human resource consulting. The Audit Committee approved in advance all fees for services provided by our independent registered public accounting firm, Burr Pilger Mayer, Inc., for the year ended December 31, 2013 and 2012 and has concluded that the provision of these services is compatible with the accountants’ independence.

Stockholder Proposals

Any stockholder may submit a proposal for inclusion in our proxy statement in accordance with Rule 14a-8 of the Exchange Act. The deadline for inclusion of a proposal in our proxy statement for the 2015 annual meeting of stockholders is August 15, 2015. If the date of the 2015 annual meeting is changed by more than 30 days prior to or delayed by more than 30 days after the one year anniversary of the Annual Meeting (November 13, 2014), then the deadline for inclusion of a proposal in the proxy statement will be a reasonable time before we begin to print and send our proxy materials.

Stockholders may also submit proposals for consideration at the annual meeting of stockholders regardless of whether they are to be included in our proxy statement. To be properly brought before the annual meeting, a stockholder must provide written notice to the Secretary not fewer than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the prior year’s annual meeting; provided that if the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice must be delivered not later than the close of business on the later of (i) the ninetieth (90th) day prior to such annual meeting or (ii) the tenth (10th) day following the date on which the notice of the annual meeting was mailed or other such public disclosure was made. Stockholder proposals for the 2015 annual meeting of stockholders must be submitted no earlier than August 15, 2015 and no later than September 14, 2015. These requirements are separate from, and in addition to, the requirements that must be met to have a stockholder proposal included in the proxy statement.

Pursuant to our bylaws, a stockholder may nominate a candidate for election to the Board of Directors at an annual meeting of stockholders by providing written notice to the Secretary not fewer than sixty (60) days nor more than ninety (90) days prior to the anniversary date of the prior year’s annual meeting. Any such notice must set forth the information required by our bylaws, including certain information about the stockholder making the nomination and certain information about the person nominated for election. Stockholder nominations for election at the 2015 annual meeting of stockholders must be submitted no earlier than August 15, 2015 and no later than September 15, 2015.

Annual Report on Form 10-K

We will provide without charge a copy of our Annual Report on Form 10-K, including the financial statements and the financial statement schedules, to any stockholder upon written request to GigOptix, Inc., 130 Baytech Drive, San Jose, CA 95134, Attn: Toni Parastie, Corporate Controller. The copy of the Annual Report on Form 10-K is accompanied by a list and brief descriptions of the exhibits not provided, and we will provide the exhibits upon request for a reasonable fee.

PROPOSALS AT THE ANNUAL MEETING

PROPOSAL 1—Election of Directors

The Board of Directors is divided into three classes, each of which features a term that expires at a different annual meeting of stockholders. There are currently six directors. The Class III directors are up for election at the Annual Meeting and will serve for a term expiring at the 2017 annual meeting of stockholders.

The Board of Directors has nominated Dr. Avi Katz and Frank Schneider to serve as Class III directors. In the event that the nominee is unable or unwilling to accept nomination or election as a director, the proxies authorizing management to vote for such nominee will be voted for such other person as the Board of Directors determines. Stockholders are not entitled to cumulate their votes for nominees for election to the Board of Directors. The nominee receiving the greatest number of “FOR” votes shall be elected.

The Board of Directors recommends that you vote “FOR” the election of Dr. Avi Katz and Frank Schneider as Class III directors.

PROPOSAL 2—Approval, on an advisory basis, of the compensation of the Company’s named executive officers

Pursuant to the applicable rules and regulations of the SEC promulgated under the Exchange Act and adopted in connection with the Dodd-Frank Wall Street Reform and Consumer Protection Act, we are providing stockholders with the opportunity to vote to approve, on an advisory basis, the 2013 compensation which we paid to of our named executive officers. This advisory vote, commonly known as a “Say-on-Pay” vote, gives our stockholders the opportunity to express their views on the Company’s executive compensation policies and programs and the compensation paid to the named executive officers in 2013.

This advisory vote can be conducted every year, every two years, or every three years. In 2013, we conducted a Say-on-Pay vote to approve, on an advisory basis, the 2012 compensation which we paid to our named executive officers. We also asked the stockholders in a separate advisory vote how frequently we should conduct the Say-on-Pay vote. We recommended every three years, but every year received the most votes of our stockholders. Therefore, we are following the advice of our stockholders and again this year holding the Say-on-Pay vote, this time to approve, on an advisory basis, the 2013 compensation which we paid to our named executive officers.

We are asking our stockholders to indicate their support for the 2013 compensation of our named executive officers as described in this proxy statement by approving the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the Company’s proxy statement for the 2014 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation tables and accompanying narrative disclosure.”

The Board of Directors recommends a vote “FOR” approval of the advisory resolution in this Proposal 2 because it believes that the Company’s executive compensation program effectively reflects the goals and objectives described in the Executive Officer and Director Compensation section of this proxy statement and the overall compensation philosophy of the Company.

The vote on this Proposal 2 is advisory and therefore not binding on the Company, the Board of Directors or the Compensation Committee. However, stockholders can be assured that the Board of Directors and the Compensation Committee will review and consider the voting results in crafting their approach to future executive compensation matters.

PROPOSAL 3—Approving the Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation to Increase the Number of Authorized Shares of Common Stock from 50,000,000 to 100,000,000

Introduction

The Company’s Amended and Restated Certificate of Incorporation currently authorizes 50,000,000 shares of common stock, par value $0.001 per share, and 1,000,000 shares of preferred stock, par value $0.001 per share. As of September 2, 2014, there are no issued shares of preferred stock, but the Company has 300,000 shares designated as Series A Junior Preferred Stock with powers, preferences and rights as set forth in the certificate of designation dated December 16, 2011; the remainder of the shares of preferred stock are undesignated, for which the Board of Directors is authorized to fix the designation, powers, preferences and rights.

As of September 2, 2014, there are 32,857,374 shares of common stock issued and outstanding or held by the Company as treasury shares. In addition, as of that date, the Company has issued warrants for the purchase of an additional 658,240 shares of common stock. In December 2008, the Company adopted the 2008 Equity Incentive Plan (the “2008 Plan”) for directors, employees, consultants and advisors to the Company or its affiliates. In August 2007, GigOptix LLC adopted the GigOptix LLC Equity Incentive Plan (the “2007 Plan”). The 2007 Plan provided for grants of options to purchase membership units to employees, officers and non-employee directors, and upon the completion of the merger with Lumera Corporation these options were converted into grants of stock options for purchase of common stock. Furthermore, in December 2008, in connection with the merger with Lumera Corporation, the Company assumed the existing Lumera 2000 Equity Incentive Plan and the Lumera 2004 Stock Option Plan (the “Lumera Plan”). Pursuant to the 2008 Plan, the 2007 Plan and the Lumera Plan, as of September 2, 2014, there are stock options outstanding for the purchase of 9,138,402 shares of common stock, restricted stock units outstanding for the issuance of 2,010,882 shares of common stock, and 3,472,339 shares of common stock reserved for future issuance under the 2008 Plan. As a result, as of September 2, 2014, the Company only had 1,862,763 shares of common stock available for other corporate purposes. Furthermore, on January 1 of each year, starting in 2009, the aggregate number of shares reserved for issuance under the 2008 Plan increases automatically by the lesser of (i) 5% of the number of shares of common stock outstanding as of the Company’s immediately preceding fiscal year, or (ii) a number of shares determined by the Board of Directors.

On July 23, 2014, the Board of Directors unanimously adopted a resolution approving, and recommending that the Company’s stockholders approve, an amendment to the Company’s Amended and Restated Certificate of Amendment to increase the number of shares of common stock that the Company is authorized to issue from 50,000,000 shares to 100,000,000 shares, and also to increase the total number of shares of capital stock that the Company is authorized to issue to reflect such increase in the Company’s authorized common stock. The Board of Directors believes that the proposed amendment to increase the number of authorized shares of common stock is necessary to give us flexibility to issue shares of common stock for future corporate needs. Accordingly, the Board of Directors has declared the proposed amendment to be advisable and in the best interests of the Company and our stockholders, and is submitting the proposed amendment to a vote of our stockholders.

Purpose of the Proposed Amendment

As a general matter, the Company would be able to issue the additional authorized shares of common stock in its discretion from time to time, subject to and as limited by, rules or listing requirements of the NYSE MKT or any other then applicable securities exchange, and without further action or approval of our stockholders. The discretion of the Board of Directors, however, would be subject to any other applicable rules and regulations in the case of any particular issuance or reservation for issuance that might require our stockholders to approve such transaction, as discussed below. The Board of Directors is a classified board, and provides stability and a level of predictability to the Company’s strategic direction, as it evaluates capital raising activities, transactions and other corporate actions on an on-going basis that are beneficial to the Company and its stockholders.

As the number of outstanding shares of common stock and shares reserved for issuance is approaching the 50,000,000 current share limits for common stock in our Amended and Restated Certificate of Incorporation, the Board of Directors believes that failure to approve this proposal would seriously restrict our ability to manage our capital needs, to the detriment of stockholders’ interest. The Board of Directors believes that additional authorized shares of common stock would give us the necessary flexibility to issue shares for various corporate purposes when and as appropriate to issue additional shares in the future without the delays necessitated by having to obtain stockholder approval (except as otherwise required by law or by the rules of the NYSE MKT or any other then applicable securities exchange) and enable us to take timely advantage of market conditions and opportunities. Approval by the stockholders of this proposal will avoid the possible need to call and hold a special meeting on an expedited basis for that purpose at a later date thereby enabling the Company to act quickly where a potential capital raising or financing transaction, or an acquisition opportunity arises, or if the Board otherwise determines that it is advisable to issue additional shares of common stock.

Other corporate purposes for which the additional authorized shares could be used include stock splits and stock dividends; and other general corporate purpose transactions.

Possible Anti-Takeover Effects of the Proposal

If the proposed amendment is approved by the Company’s stockholders, the additional authorized shares of common stock would have rights identical to the Company’s currently outstanding common stock. Future issuances of shares of common stock or securities convertible into shares of common stock could have a dilutive effect on the Company’s earnings per share, book value per share and the voting interest and power of current stockholders since holders of common stock are not entitled to preemptive rights.

Securities and Exchange Commission rules require disclosure of the possible anti-takeover effects of an increase in authorized capital stock and other charter and bylaw provisions that could have an anti-takeover effect. Although the Company has not proposed the increase in the number of authorized shares of common stock with the intent of using the additional shares to prevent or discourage any actual or threatened takeover of the Company, under certain circumstances, such shares could have an anti-takeover effect. The additional shares could be issued to dilute the stock ownership or voting rights of persons seeking to obtain control of the Company or could be issued to persons allied with the Board of Directors or management and thereby have the effect of making it more difficult to remove directors or members of management by diluting the stock ownership or voting rights of persons seeking to effect such a removal. Accordingly, if the proposed amendment is approved, the additional shares of authorized common stock may render more difficult or discourage a merger, tender offer or proxy contest, the assumption of control by a holder of a large block of common stock, or the replacement or removal of the Board of Directors or management.

The following provisions of the Company’s Amended and Restated Certificate of Incorporation and the following provisions of the Company’s Amended and Restated Bylaws may have an anti-takeover effect of preventing, discouraging or delaying any change in control of the Company: (i) the Certificate of Designation of Series A Junior Preferred Stock (as part of the rights plan), which entitles the holder thereof to one thousand (1,000) votes on all matters submitted to a vote of the holders of the Common Stock; (ii) the ability of the Board of Directors to issue preferred stock without stockholder approval; (iii) limitations on who may call a special meeting of stockholders; (iv) advance notice requirements for nominations for election to the Board of Directors or for proposing matters that can be acted upon at stockholder meetings; (v) the elimination of cumulative voting rights in the election of directors, which would otherwise permit less than a majority of stockholders to elect directors; (vi) supermajority voting requirements (two-thirds of outstanding shares) applicable to the approval of any merger or other change of control transaction that is not approved by our continuing directors; and (vii) the classified Board of Directors.

Required Vote

The approval of the Certificate of Amendment to increase the number of authorized shares of common stock requires the affirmative vote of a majority of the outstanding shares of common stock that are entitled to vote. Abstentions are not affirmative votes and, therefore, will have the same effect as a vote against the proposal.

Recommendation of the Board of Directors

A copy of the proposed amendment to the Amended and Restated Certificate of Incorporation, which includes the increase of the authorized shares of common stock is attached to this proxy statement as Appendix A.

The Board of Directors recommends a vote “FOR” approval of the increase in authorized shares of the Company’s common stock in Proposal 3, because it believes that it will give us the necessary flexibility to issue shares for various corporate purposes, including, in particular, capital-raising or strategic transactions and enable us to take timely advantage of market conditions and opportunities.

PROPOSAL 4—Ratification of Independent Registered Public Accounting Firm

The Audit Committee has approved the appointment of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2014. If our stockholders do not ratify this appointment, the Audit Committee will reconsider the appointment but will not resubmit it for approval by our stockholders. A representative of Burr Pilger Mayer, Inc. will be present at the Annual Meeting and will have an opportunity to make a statement. We also expect that the representative will be available to answer any appropriate questions.

The Board of Directors recommends that you vote “FOR” the ratification of the appointment of Burr Pilger Mayer, Inc. as our independent registered public accounting firm for the fiscal year ending December 31, 2014.

OTHER MATTERS

As of the date of this proxy statement, we know of no business that will be presented for consideration at the Annual Meeting other than the items referred to above. If any other matter is properly brought before the meeting for action by stockholders, proxies in the enclosed form returned to the Company will be voted in accordance with the recommendation of the Board of Directors, or in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

*        *        *

It is important that your shares be represented at the meeting, regardless of the number of shares that you hold. YOU, THEREFORE, ARE URGED TO EXECUTE PROMPTLY AND RETURN THE ACCOMPANYING PROXY IN THE ENVELOPE THAT HAS BEEN ENCLOSED FOR YOUR CONVENIENCE. Stockholders who are present at the meeting may revoke their proxies and vote in person or, if they prefer, may abstain from voting in person and allow their proxies to be voted.

By order of the Board of Directors,

Dr. Avi Katz

                    , 2014

San Jose, California

Appendix A

CERTIFICATE OF AMENDMENT

OF

THE AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

GIGOPTIX, INC.

Under Sections 228 and 242 of the General Corporation Law of the State of Delaware

GigOptix, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware (the “General Corporation Law”)

DOES HEREBY CERTIFY:

FIRST: That the name of this corporation is GigOptix, Inc. (the “Corporation”).

SECOND: The Corporation was originally incorporated on March 24th, 2008, under the name Galileo Merger Holdings, Inc. An Amended and Restated Certificate of Incorporation was filed with the Secretary of State of the State of Delaware on December 16, 2008, and a Certificate of Designation of Series A Junior Preferred Stock was filed on December 16, 2011 pursuant to the General Corporation Law.

THIRD: That the first sentence of Article IV of the Amended and Restated Certificate of Incorporation is hereby deleted in its entirety and replaced by the following:

“The total number of shares of all classes of stock which the Corporation shall have authority to issue is 101,000,000 shares, consisting of 100,000,000 shares of Common Stock, par value $0.001 per share (“Common Stock”) and 1,000,000 shares of Preferred Stock, par value $0.001 per share (“Preferred Stock”).”

FOURTH: That the foregoing amendment was approved by the holders of the requisite number of shares of the Corporation in accordance with Section 228 of the General Corporation Law.

FIFTH: That the foregoing amendment was duly adopted in accordance with Section 242 of the General Corporation Law.

IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Amended and Restated Certificate of Incorporation to be executed by its duly authorized officer this             day of November, 2014.

GIGOPTIX, INC.

By:
Name:
Title:

A-1

GIGOPTIX
GigOptix, Inc. 130 Baytech Drive San Jose, CA 95134
Investor Address Line 1 Investor Address Line 2 Investor Address Line 3 Investor Address Line 4 Investor Address Line 5 John Sample 1234 ANYWHERE STREET ANY CITY, ON A1A 1A1
1 OF 2 1 1
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NAME THE COMPANY NAME INC. - COMMON THE COMPANY NAME INC. - CLASS A THE COMPANY NAME INC. - CLASS B THE COMPANY NAME INC. - CLASS C THE COMPANY NAME INC. - CLASS D THE COMPANY NAME INC. - CLASS E THE COMPANY NAME INC. - CLASS F THE COMPANY NAME INC. - 401 K
CONTROL# 000000000000 SHARES 123,456,789,012.12345
123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345 123,456,789,012.12345

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
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THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
The Board of Directors recommends you vote FOR the following:
For All Withhold All For All Except
To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
1. Election of Directors Nominees
01 Dr. Avi S. Katz 02 Frank W. Schneider For Against Abstain
The Board of Directors recommends you vote FOR proposals 2, 3 and 4:
2. To approve, on an advisory basis, the 2013 compensation of the Company’s named executive officers.
3. To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the number of authorized shares of common stock from 50,000,000 to 100,000,000.
4. Ratification of the appointment of Burr Pilger Mayer, Inc. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014.
NOTE: Such other business as may properly come before the meeting or any adjournment thereof.
PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION
Yes No
For address change/comments, mark here. (see reverse for instructions)
Please indicate if you plan to attend this meeting
Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.
Signature [PLEASE SIGN WITHIN BOX]
Date JOB # Signature (Joint Owners) Date SHARES CUSIP # SEQUENCE # 0000219880_1 R1.0.0.51160 02 0000000000

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Form 10-K, Notice & Proxy Statement is/are available at www.proxyvote.com.
2014 Annual Meeting of Shareholders GIGOPTIX, INC.
November 13, 2014 8:00 AM Local Time This proxy is solicited by the Board of Directors
The undersigned hereby appoints Avi Katz and Curt P. Sacks, and each of them, each with the power to appoint his or her substitute, as proxies (collectively, the “proxies”) to vote and act at the Annual Meeting of Stockholders of GigOptix, Inc. (the “Company”) to be held on November 13, 2014, or any adjournment or postponement thereof with respect to the number of shares of common stock of the Company as to which the undersigned may be entitled to vote or act. Shares represented by this proxy card will be voted as directed by the undersigned. If no such directions are indicated, the proxies will have authority to vote FOR the election of the nominees listed on the reverse side, FOR Proposals 2, 3 and 4.
PRELIMINARY PROXY CARD - SUBJECT TO COMPLETION
Address change/comments:
(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)
Continued and to be signed on reverse side
0000219880_2 R1.0.0.51160